Investor Presentation Presented by: Rick Matros, Chief Executive Officer Bryan Shaul, Chief Financial Officer

Forward Looking Statements Statements made in this presentation may contain "forward-looking" information, such as forecasts of future financial performance. Such statements involve risks and uncertainties and are subject to change at any time. Factors that could cause actual results to differ materially include, but are not limited to, the following: potential liability for losses not covered by, or in excess of, our insurance; continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements, including the impact of the Deficit Reduction Act and regulations implementing it; the impact of federal and state regulations and investigations; changes in payor mix and payment methodologies; our ability to complete the purchase of and integration of Harborside Healthcare Corporation; our ability to generate sufficient cash flow to operate our business; our ability to receive increases in reimbursement rates from government payors to cover increased costs; and competition for qualified staff in the healthcare industry. More information on these and other factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made with the Securities and Exchange Commission. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. Furthermore, any reference to non-GAAP financial information provided is reconciled herein to comparable GAAP financial information included in our SEC filings which are available on our website at www.sunh.com. Any documents filed by Sun with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting the Investor Relations Department of Sun at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue NW, Albuquerque, NM 87109. You may also read and copy any reports, statements, and other information filed by Sun with the SEC at the SEC public reference room at 450 Fifth Street, NW, Room 1200, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC's web site for further information on its public reference room.

Company Overview

Sun Recent Events October 2006 - Announced the acquisition of Harborside Healthcare Corporation August 2006 - Acquired Preferred Hospice of Oklahoma August 2006 - Announced sale of SunPlus Home Health December 2005 - Completed offering of 6.9mm shares of Sun common stock December 2005 - Closed acquisition of Peak Medical Peak integration proceeding as planned

2006 Initiatives Improvement of same store sales with focus on high acuity patients Execution of process improvement initiative Continued focus on opportunities to improve balance sheet Value creation through continued assessment of existing portfolio Pursuit of appropriate acquisition opportunities

Q3 Highlights Revenues - up $9.4 million (4.3%) to $224.3 million EBITDAR - up $1.8 million (5.9%) to $31.7 million, representing a 20 bps increase in margin to 14.1% of revenues EBITDA - up $1.2 million (7.0%) to $18.3 million, representing a 20 bps increase in margin to 8.1% of revenues Occupancy - 87.3% for the quarter, down 30 bps YOY, but up 30 bps from Q2 Medicare days - up 50 bps to 13.4% Medicare revenues - up 80 bps to 30.2% Medicare rate - up 5.9% to $344.06 Rehab with extensive services - 30.8%, up 90bps from Q2 Medicaid rate - up 3.8% to $144.63 Quality mix - up 110 bps to 52.8% Inpatient Business

Medicare Revenue Pro Forma Occupancy (1) Pro Forma Medicare Revenues (1) Census has remained steady as higher-margin Medicare mix has increased quarter-over-quarter... .... Resulting in progressively higher Medicare revenues Q1 Q4 Q2 Q3 Q4 Q2 Q3 Pro forma for the December 2005 acquisition of Peak.

High Acuity Strategy

Inpatient Locations Alabama 7 Arizona 1 California 19 Colorado 9 Georgia 9 Idaho 11 Maryland 1 Massachusetts 11 Montana 5 New Hampshire 9 New Mexico 22 North Carolina 8 Ohio 5 Oklahoma 12 Tennessee 9 Utah 3 Washington 6 West Virginia 7 Wyoming 1 15,904 Available Beds in 19 States Inpatient Facilities Map 155 inpatient facilities: 132 SNFs, 13 ALFs, 7 mental health facilities, and 3 specialty acute care hospitals

Industry Outlook for Inpatient Business Favorable demographics Aging population and increased life expectancies will support increased demand for LTC facilities Number of 85+ Americans projected to double by 2030 Market trends are favorable Decrease of available beds nationwide driving occupancy increases From 1999 to June 2005, the number of LTC facilities declined from 17,014 to 16,032 despite demographic shifts Focus on shifting acuity level to nursing homes Reimbursement and healthcare regulatory environment have stabilized and predictable

Ancillary Businesses - How Do We Create Value? Rehab revenues - down 1% to $34.3 million due to Q1 divisional restructuring Revenue per contract grew 4.1% EBITDA - up 29.5% to $1.8 million representing a 120 bps margin improvement to 5.2% of revenues Efficiency - up 100 bps to 69.2% Revenue per minute - up to $1.15 from $1.11 Total contracts - 386, down from 411 due to restructuring

Ancillary Businesses - How Do We Create Value? Staffing revenues - up 16.7% to $21.6 million EBITDA - up 20.5% to $2 million with margins increasing 30 bps to 9.1% of revenues Bill to pay spread - up 1.9% to $20.05

Ancillary Services Map Ancillary businesses provide diversified revenue sources, favorable payor mix and growth opportunities Staffing Offices Therapy Divisional Offices / HTA of NY Therapy Service Areas Hospice

Harborside Acquisition

Harborside Acquisition Harborside is a privately-held regional owner/operator of 76 skilled nursing facilities Located primarily in the eastern U.S. (20 KY, 13 OH, 10 CT, 9 MA, 9 FL, 6 NH, 4 IN, 2 MD, 2 RI, 1 NJ) 9,100 beds Headquartered in Boston, MA Owned by Investcorp Operates skilled nursing facilities and three smaller ancillary business lines SNFs - provides rehabilitation services, LTC and other specialized services (e.g. Hospice Care) Temporary Staffing (Ready Nurse) Home Care (Physicians HealthCare) Nurse Practitioners (VitalCare) Business Description

Harborside Acquisition Well-run company High occupancy - over 90% High Quality Mix - 53% 84% total rehab days; 41% rehab with extensive days Large, diversified platform Strong asset base - 70% owned facilities(1); well-maintained portfolio 10 states total, 4 of which overlap with the current portfolio $635 million of LTM June 2006 revenues, including $91 million from the full-year effect of acquisitions which have occurred or will occur in 2006 Accretive transaction $12 - 15 million of annual net synergies Opportunities for deleveraging either prior to or post-closing Transaction Rationale After exercise of purchase options.

Harborside Acquisition Pro Forma Long-Term Care Portfolio (Number of pro forma LTC facilities in each state) CA GA AL TN NC WV OH MD 7 19 9 1 11 8 5 7 9 AZ 1 ID 11 9 NH 6 WA NM 22 OK 12 CO 9 MT 5 WY 1 UT 3 Harborside States 76 Facilities Sun States 155 Facilities FL KY 9 20 NJ 1 CT 10 2 9 6 RI 2 13 IN 4 MA

Harborside Acquisition Transaction Summary

Financials (1) Excludes Home Health.

Financial Overview - Pro Forma (1) Revenue EBITDAR - Normalized EBITDA - Normalized 6.4% 11.9% 28.1% Excludes Home Health.

Operating Efficiency Initiatives Actively working on process improvement initiatives Recently developed an IT roadmap - additional efficiencies over the next several years Acquisitions will further leverage current infrastructure Peak reduced corporate G&A as a % of revenues from 4.6% (pro forma) for the nine months ended September 2005 to 4.4% for the nine months ended September 2006 Harborside expected to generate further efficiencies

Capitalization Table (1) EBITDA reflects the reclassification of the home health division to discontinued operations. 9/30/2006 debt is shown pro forma for expected net cash proceeds of $16.4 million from the sale of the home health division (closing anticipated by the end of 2006). EBITDA does NOT reflect anticipated $800,000 decrease in overhead associated with the sale of the home health division. Adjusted for removal of $49.3mm in non-recourse consolidated debt at 9/30/2006 according to FIN No. 46R and $3.5mm increase in associated facility rent.

Investment Highlights Leading long-term care provider with a portfolio of strong core assets Geographic diversity and broad range of services After successful restructuring process, positioned to enhance margins and balance sheet through: High acuity strategy on inpatient Evaluation of ancillary portfolio Continued improvement in G&A costs Ancillary businesses provide opportunities for value creation Recent and anticipated acquisitions add geographic diversity and growth Following the close of Harborside, the management team will be exclusively focused on integration and operational improvement Significant opportunities to continue improving margins and operating efficiency

2006 Guidance 2006 Guidance Updated to reflect (i) the reclassification of Sun's home health segment to discontinued operations; and (ii) the completion of the purchase accounting adjustments for Peak's owned properties. Unaudited pro forma results of operations of Sun for the year ended December 31, 2005 assume that the Peak acquisition occurred at the beginning of 2005 and are adjusted for non-recurring items.

Reconciliations

Reconciliation Section Definitions of EBITDA and EBITDAR EBITDA is defined as earnings before depreciation, amortization, interest, net, loss on asset impairment, loss on lease termination, (gain) loss on sale of assets, reorganization gain, net, restructuring costs, net, income tax expense (benefit), and (income) loss from discontinued operations. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies. Normalized EBITDA and EBITDAR exclude significant adjustments not related to ongoing operations. Overview

Reconciliation Section Reconciliation to Normalized Pro Forma Sun EBITDA(R)